Exhibit 99.1

Frequency Electronics Schedules Conference Call for Tuesday December 20, 2022, at 4:30 PM ET; Reports Preliminary Second Quarter Financial Results; and Delays Issuing Earning Release and Filing Related Form 10-Q

MITCHEL FIELD, N.Y., December 16, 2022, (GlobeNewswire) -- Frequency Electronics, Inc. (NASDAQ: FEIM), will hold its conference call to discuss results for the second quarter of fiscal 2023, ended October 31, 2022, on Tuesday, December 20, 2022, at 4:30 PM Eastern Time.

Frequency Electronics is delaying the issuance of its earnings release for the second quarter of fiscal 2023, ended October 31, 2022, and the filling of its related Quarterly Report on Form 10-Q. The delay is related to the identification of errors in the presentation and calculation of contract assets and contract liabilities in the audited consolidated financial statements as of April 30, 2022 and April 30, 2021, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2022 (the “Prior Filing”). Specifically, the Prior Filing did not include a note to the financial statements explaining that the Company had amended its presentation of contract assets and contract liabilities for the fiscal year ended April 30, 2021, from a net basis presentation to a gross basis presentation, as required by United States generally accepted accounting principles. Aside from this missing explanatory note to the consolidated financial statements and immaterial adjustments to correct a calculation error with respect to the presentation and disclosure of contract assets and contract liabilities for year ended April 30, 2022 and April 30, 2021, in the Prior Filing, as detailed below, no other changes, adjustments or revisions will be made to the Prior Filing. With respect to the immaterial adjustments, contract assets and contract liabilities should have been reduced by $1.1 million as of April 30, 2022 and increased by $1.8 million as of April 30, 2021 on the consolidated balance sheets; contract assets should have been increased by $2.9 million for the year ended April 30, 2022 and decreased by $2.3 million for the year ended April 30, 2021 on the consolidated statements of cash flows; and contract liabilities should have been decreased by $2.9 million for the year ended April 30, 2022 and increased by $2.3 million for the year ended April 30, 2021 on the consolidated statements of cash flows. Accordingly, the restatement of the Prior Filing will reflect the following adjustments:

	April 30, 2022			April 30, 2021
	As Filed	Adjustment	Revised	As Filed	Adjustment	Revised
Consolidated Balance Sheets:
Contract Assets	$9,977	$(1,120)	$8,857	$12,640	$1,820	$14,460
Total Current Assets	57,130	(1,120)	56,010	59,371	1,820	61,191
Total Assets	85,880	(1,120)	84,760	96,708	1,820	98,528
Contract Liabilities	12,218	(1,120)	11,098	10,692	1,820	12,512
Total Current Liabilities	22,981	(1,120)	21,861	18,789	1,820	20,609
Total Liabilities	39,192	(1,120)	38,072	41,299	1,820	43,119

Consolidated Statements of Cash Flows:
Changes in Operating Assets & Liabilities
Contract Assets	$2,306	$2,940	$5,246	$(2,180)	$(2,315)	$(4,495)
Contract Liabilities	1,526	(2,940)	(1,414)	7,185	2,315	9,500
Net cash provided by operating activities	4,036	-	4,036	12,157	-	12,157

Due to these errors, the Prior Filing should no longer be relied upon. Additionally, as a result of these errors, the Company determined that material weaknesses in its internal control over financial reporting existed as of April 30, 2022, and continued to exist as of July 31, 2022. Accordingly, the Company management’s previous reports on internal control over financial reporting and the evaluation of its disclosure controls and procedures as of April 30, 2022, and July 31, 2022, should also no longer be relied upon.

The Company will file a Form 12b-25, Notification of Late Filing, with the SEC, which allows the Company to extend the deadline to file its Form 10-Q by up to five calendar days. The Company plans to promptly amend and restate its Prior Filing.

Preliminary Second Quarter Financial Results

The Company does not believe that the errors discussed above impact the Company’s financial results for the second quarter of fiscal 2023, ended October 31, 2022. Accordingly, while the Company is still reviewing and finalizing its second quarter fiscal 2023 financial results, it is able to provide certain preliminary results.

The Company expects to report the following for the three months ended October 31, 2022:

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revenues of approximately $9.0 million, as compared to revenues of approximately $12.9 million for the three months ended October 31, 2021, and revenues of approximately $8.2 million for the three months ended July 31, 2022;

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operating loss of approximately $2.3 million, as compared to operating income of approximately $303,000 for the three months ended October 31, 2021, and operating loss of approximately $3.1 million for the three months ended July 31, 2022; and

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a net loss of approximately $2.3 million, as compared to net income of approximately $497,000 for the three months ended October 31, 2021, and a net loss of approximately $3.1 million for the three months ended July 31, 2022.

Additionally, the Company expects to report consolidated funded backlog of approximately $56 million as of October 31, 2022, as compared to approximately $40 million as of April 30, 2022 and as of July 31, 2022.

These are preliminary results based on current expectations and are still under review and subject to change. Actual results may differ.

Conference Call for Tuesday, December 20, 2022, at 4:30 PM ET

The second quarter financial results conference call is being webcast by Webcast@issuersdirect.com and can be accessed in the Investor Relations section of Frequency’s web site at www.freqelec.com. Investors and analysts may also access the call by dialing 888-506-0062. International callers may dial 973-528-0011. Callers should provide participant access code: 113502 or ask for the Frequency Electronics conference call.

A telephone replay of the archived call will be available at 877-481-4010 (domestic), or 919-882-2331 (international), for one week following the call (replay passcode: 47314). Subsequent to that, the call can be accessed via a link available on the company’s website through March 19, 2023.

Forward Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the estimated impact of the error corrections on the Company’s historical financial results, the timing of the amended Prior Filing, management’s conclusion that there was a material weakness in the Company’s internal control over financial reporting as of April 30, 2022 and that continued to exist as of July 31, 2022, management’s ongoing evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures and anticipated financial results for the second quarter of fiscal 2023. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures, the effectiveness of the Company’s internal control over financial reporting and the anticipated financial results for the second quarter of fiscal 2023, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional or different information may become known prior to the expected filing with the SEC of the periodic reports described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the corrected or future periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing (“SAASM”) capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com

Contact information: Dr. Thomas McClelland, Interim President and Chief Executive Officer; Steven Bernstein, Chief Financial Officer;

TELEPHONE: (516) 794-4500 ext.5000          WEBSITE:         www.freqelec.com